UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2010

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Caesars Entertainment Corporation’s (the “Registrant”) annual consolidated financial statements as of December 31, 2008 and 2009, for the year ended December 31, 2007, for the periods from January 1, 2008 through January 27, 2008 and from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2009 previously filed as Part II. Item 8. Financial Statements and Supplementary Data of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 10-K”) have been updated (the “Updated Financial Statements”) to reflect the reclassification of the Registrant’s non-economic voting common stock, par value $0.01 per share, and economic non-voting common stock, whereby (i) each share of the economic non-voting common stock was converted into one share of newly-created voting economic common stock, par value $0.01 per share and (ii) each share of non-economic voting common stock was cancelled (together, the “Reclassification”), which occurred on November 22, 2010 as disclosed in the Registrant’s Form 8-K filed on November 24, 2010. The Updated Financial Statements are attached as an exhibit to, and included in, this Form 8-K. Note 24 to the Updated Financial Statements discusses the effect of the Reclassification on the Registrant’s earnings per share information. Note 25 to the Updated Financial Statements discusses the name change of Harrah’s Entertainment, Inc. to Caesars Entertainment Corporation that occurred on November 22, 1010.

The information in this Form 8-K does not reflect any event or development occurring after March 9, 2010, the date on which the Company filed its 2009 Form 10-K, except as described above. For a discussion of events and developments subsequent to the filing of the Company’s 2009 Form 10-K, please refer to the filings made by Company with the Securities and Exchange Commission subsequent to the filing of the 2009 Form 10-K, including any amendments to such filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 13, 2010	By:	/S/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Statements and Supplementary Data